SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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NVIDIA Corporation

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NVIDIA CORPORATION
2701 San Tomas Expressway
Santa Clara, California 95050

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2003

DEAR STOCKHOLDER:

     You are cordially invited to attend the Annual Meeting of Stockholders of NVIDIA Corporation, a Delaware corporation. The meeting will be held on Thursday, July 10, 2003 at 2:00 p.m. local time at our executive offices, 2701 San Tomas Expressway, Santa Clara, California 95050, for the following purposes:

1.	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.
2.	To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending January 25, 2004.
3.	To conduct any other business properly brought before the meeting.

     These items of business are more fully described in the proxy statement accompanying this notice.

     The record date for the Annual Meeting is May 15, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors Eric C. Jensen Secretary

Santa Clara, California
May 20, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

NVIDIA CORPORATION
2701 San Tomas Expressway
Santa Clara, California 95050

________________

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
July 10, 2003
________________

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of NVIDIA Corporation is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

     We intend to mail this proxy statement and accompanying proxy card on or about May 23, 2003 to all stockholders of record entitled to vote at the annual meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

     Only stockholders of record at the close of business on May 15, 2003 will be entitled to vote at the annual meeting. On this record date, there were 159,592,336 shares of common stock outstanding and entitled to vote.

   Stockholder of Record: Shares Registered in Your Name

     If on May 15, 2003 your shares were registered directly in your name with NVIDIA’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

   Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on May 15, 2003 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

There are two matters scheduled for a vote:

  Election of two directors; and

  Ratification of KPMG LLP as our independent auditors for our fiscal year ending January 25, 2004.

HOW DO I VOTE?

     You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

   Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  To vote over the telephone, dial toll-free 1-800-435-6710 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m., Eastern Daylight Savings Time on July 9, 2003 to be counted.

  To vote on the Internet, go to www.eproxy.com/nvda to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m., Eastern Daylight Savings Time on July 9, 2003 to be counted.

   Beneficial Owner: Shares Registered in the Name of Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from NVIDIA. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

WE PROVIDE INTERNET PROXY VOTING TO ALLOW YOU TO VOTE YOUR SHARES ON-LINE, WITH PROCEDURES DESIGNED TO ENSURE THE AUTHENTICITY AND CORRECTNESS OF YOUR PROXY VOTE INSTRUCTIONS. HOWEVER, PLEASE BE AWARE THAT YOU MUST BEAR ANY COSTS ASSOCIATED WITH YOUR INTERNET ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If your shares were registered directly in your name with our transfer agent, you may vote by telephone or electronically through the Internet by following the instructions included on your proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholders’ identities and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

     If your shares are held in the name of a broker, bank, dealer or other agent, otherwise known as being held in “street name,” you are eligible to vote your shares electronically over the Internet or by telephone. To vote your shares by Internet or by telephone please follow the instructions indicated on the Voting Instruction Form included with this proxy statement. The deadline for voting by telephone or Internet is 11:00 p.m., Eastern Daylight Savings Time on July 9, 2003.

CAN I RECEIVE MATERIALS ELECTRONICALLY IN THE FUTURE?

     We would like to encourage all of our stockholders, both beneficial and of record, to receive future financial communications, including our Annual Report on Form 10-K, proxy statement and other documents relating to our future annual meeting of stockholders, via the Internet. Receiving these financial communications electronically will assist us in controlling the costs relating to the printing and distribution of these materials. If you are a holder of record, you may elect to receive future financial communications over the Internet by following the instructions included on your proxy card and if you are a beneficial holder, by following the instructions provided in the Voting Instruction Form included with this proxy statement.

HOW MANY VOTES DO I HAVE?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of May 15, 2003.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of KPMG LLP as our independent auditors for our fiscal year ending January 25, 2004. If any other matter is properly presented at the meeting, your proxy, either Jen-Hsun Huang or Marvin D. Burkett, will vote your shares using his best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

     If you would like to modify your instructions so that you receive one proxy card for each household, please contact your broker, bank, dealer or other agent.

WHAT DOES IT MEAN IF MULTIPLE MEMBERS OF MY HOUSEHOLD ARE STOCKHOLDERS BUT WE ONLY RECEIVED ONE SET OF PROXY MATERIALS?

     In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Annual Report on Form 10-K and proxy statement to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or proxy statement in the future, they may telephone our Stock Administration department at (408) 486-2000 or write to our Stock Administration department at 2701 San Tomas Expressway, Santa Clara, California 95050.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of four ways:

  You may submit another properly completed proxy card with a later date.

  You may send a written notice that you are revoking your proxy to NVIDIA’s Secretary at 2701 San Tomas Expressway, Santa Clara, California 95050.

  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

  You may submit another proxy by telephone or Internet after you have already provided an earlier proxy.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 21, 2004 to NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, CA 95050, attention: Corporate Secretary. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2004 Annual Meeting, you must do so by no earlier than the close of business on March 12, 2004 and no later than the close of business on April 12, 2004.

HOW ARE VOTES COUNTED?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. “Broker non-votes” occur when a broker or bank does not vote on a particular proposal because the broker or bank does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

  For the election of directors, Proposal No. 1, the two nominees receiving the most “For” votes, among votes properly cast in person or by proxy, will be elected. Broker non-votes will have no effect.

  To be approved, Proposal No. 2, the ratification of KPMG LLP as our independent auditors for the fiscal year ending January 25, 2004, must receive a “For” vote from the majority of shares cast, either in person or by proxy. If you do not vote, or if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 159,592,336 outstanding and entitled to vote. Thus 79,796,169 must be represented by votes at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ended July 27, 2003, which will be filed with the Securities and Exchange Commission, or SEC, on or before September 10, 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

     NVIDIA’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

     The Board of Directors presently has seven members. There are two directors in the class whose term of office expires in 2003. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees for election to this class, and unanimously recommended that each nominee be submitted for re-election to the Board of Directors. The Board of Directors unanimously approved such recommendation (each of the nominees abstained with respect to his directorship). Each of the nominees for election to this class is currently an NVIDIA director. If elected at the annual meeting, each of these nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

     Tench Coxe, age 45, has served as an NVIDIA director since June 1993. Mr. Coxe is a managing director of Sutter Hill Ventures, a venture capital investment firm. Prior to joining Sutter Hill Ventures in 1987, Mr. Coxe was Director of Marketing and MIS at Digital Communication Associates. Mr. Coxe also serves on the Board of Directors of Clarus Corporation, a software company, Copper Mountain Networks Inc., a provider of high speed DSL solutions, eLoyalty Corporation, a customer loyalty software firm, and several privately held companies. Mr. Coxe holds a B.A. degree in Economics from Dartmouth College and an M.B.A. degree from Harvard Business School.

     Mark A. Stevens, age 43, has served as an NVIDIA director since June 1993. Mr. Stevens has been a managing member of Sequoia Capital, a venture capital investment firm, since March 1993. Prior to that time, beginning in July 1989, he was an associate at Sequoia Capital. Prior to joining Sequoia, he held technical sales and marketing positions at Intel Corporation. Mr. Stevens currently serves on the Board of Directors of Pixelworks, Inc., a fabless semiconductor company developing image processors, and several privately held companies. Mr. Stevens holds a B.S.E.E. degree, a B.A. degree in Economics and an M.S. degree in Computer Engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

     The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

     James C. Gaither, age 65, has served as an NVIDIA director since December 1998. Mr. Gaither is a managing director of Sutter Hill Ventures, a venture capital investment firm. He is also senior counsel to the law firm of Cooley Godward LLP and was a partner of the firm from 1971 until July 2000. Prior to beginning his law practice with the firm in 1969, Mr. Gaither served as a law clerk to The Honorable Earl Warren, Chief Justice of the United States, Special Assistant to the Assistant Attorney General in the United States Department of Justice and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University and is a member of the Board of Directors of The William and Flora Hewlett Foundation and the James Irvine Foundation. Mr. Gaither currently serves on the Board of Directors of Levi Strauss & Company, a manufacturer and marketer of brand-name apparel, and Siebel Systems, Inc., an information software systems company. Mr. Gaither holds a B.A. in Economics from Princeton University and a J.D. degree from Stanford University.

     Jen-Hsun Huang, age 40, co-founded NVIDIA in April 1993 and has served as our President, Chief Executive Officer and a member of the Board of Directors since our inception. From 1985 to 1993, Mr. Huang was employed at LSI Logic Corporation, a computer chip manufacturer, where he held a variety of positions, most recently as Director of Coreware, the business unit responsible for LSI’s “system-on-a-chip” strategy. From 1984 to 1985, Mr. Huang was a microprocessor designer for Advanced Micro Devices, Inc., a semiconductor company. Mr. Huang holds a B.S.E.E. degree from Oregon State University and an M.S.E.E. degree from Stanford University.

     A. Brooke Seawell, age 55, has served as an NVIDIA director since December 1997. Mr. Seawell has been a general partner of Technology Crossover Ventures since February 2000. Mr. Seawell served as NVIDIA’s interim Chief Financial Officer during the fourth quarter of NVIDIA’s 1999 fiscal year. Mr. Seawell acted as an independent consultant to several technology companies from 1999 to 2000. From 1997 to 1998, Mr. Seawell was Executive Vice President of NetDynamics, Inc., an Internet application server software company. From 1991 to 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, Inc., an electronic design automation software company. Mr. Seawell also serves on the Board of Directors of Informatica Corporation, a data integration software company, and several privately held companies. Mr. Seawell holds a B.A. degree in Economics and an M.B.A. degree in Finance from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

     Harvey C. Jones, age 50, has served as an NVIDIA director since November 1993. Mr. Jones is the Chairman of the Board of Tensilica Inc., a privately-held company he co-founded in 1997. Tensilica designs and licenses application-specific microprocessors for use in high-volume embedded systems. From December 1987 through February 1998, Mr. Jones held various positions at Synopsys, Inc., where he served as Chief Executive Officer through January 1994 and as Executive Chairman of the Board until February 1998. Prior to Synopsys, Mr. Jones served as President and Chief Executive Officer of Daisy Systems Corporation, a computer-aided engineering company that he co-founded in 1981. Mr. Jones currently serves on the boards of various privately-held companies. Mr. Jones holds a B.S. degree in Mathematics and Computer Sciences from Georgetown University and an M.S. degree in Management from Massachusetts Institute of Technology.

     William J. Miller, age 57, has served as an NVIDIA director since November 1994. Mr. Miller has acted as an independent consultant to several technology companies since October 1999. From April 1996 through October 1999, Mr. Miller was Chief Executive Officer and Chairman of the Board of Avid Technology, Inc., a provider of digital tools for multimedia. Mr. Miller also served as President of Avid Technology from September 1996 through October 1999. From March 1992 to October 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation, a mass storage company. He was a member of the Board of Directors of Quantum, and Chairman thereof, from May 1992 and September 1993, respectively, to August 1995. From 1981 to March 1992, he served in various positions at Control Data Corporation, a supplier of computer hardware, software and services, most recently as Executive Vice President and President, Information Services. Mr. Miller serves on the Board of Directors of Waters Corporation, a scientific instrument manufacturing company. Mr. Miller holds B.A. and J.D. degrees from the University of Minnesota.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended January 26, 2003, the Board of Directors held eleven meetings and acted by unanimous written consent three times. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

     The functions of the Audit Committee are described in the Report of the Audit Committee of the Board of Directors and in the written Audit Committee Charter that is attached as Appendix A to these proxy materials. The Audit Committee is comprised of three non-employee directors: Messrs. Miller, Seawell and Stevens. Mr. Miller serves as Chairman of the Audit Committee. It met sixteen times during our past fiscal year. All members of the Audit Committee are independent as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Board of Directors has designated Mr. Seawell as an Audit Committee financial expert (as currently defined under the SEC rules, implementing Section 407 of the Sarbanes-Oxley Act of 2002).

     The Compensation Committee oversees NVIDIA’s salary, incentive compensation and stock option programs for all employees and performs such other functions regarding compensation as the Board may delegate. The

Compensation Committee has delegated to Jen-Hsun Huang, a director and our President and Chief Executive Officer, the ability to determine salaries, incentive compensation and stock option awards, within pre-approved budgetary guidelines, for employees below the executive officer level. The Compensation Committee reviews and approves individual salary, bonus and stock option awards for the Chief Executive Officer and each member of the executive staff. The Compensation Committee is comprised of three non-employee directors: Messrs. Coxe, Gaither and Jones. Mr. Jones serves as Chairman of the Compensation Committee. It met four times during fiscal year 2003 and acted by written consent two times.

     The Nominating and Corporate Governance Committee was formed in September 2002. The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions, makes recommendations to the Board regarding corporate governance issues and recommends candidates to the Board. The Nominating and Corporate Governance Committee is comprised of three non-employee directors: Messrs. Coxe, Gaither and Jones. It did not meet during fiscal year 2003.

     During the fiscal year ended January 26, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, that were held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee consists of three independent directors, Messrs. Miller (Chairman), Seawell and Stevens, whose independence has been determined by the Board of Directors based upon the independence standards required under applicable laws, rules and regulations, including the rules of The Nasdaq Stock Market, Inc. The Board of Directors has designated Mr. Seawell as an Audit Committee financial expert (as currently defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002). On April 2003, the Board of Directors adopted the amended and restated charter of the Audit Committee. A copy of the amended charter is included in this proxy statement as Appendix A.

     In accordance with the Audit Committee’s charter, the Audit Committee oversees the quality and integrity of NVIDIA’s accounting, auditing and financial reporting practices on behalf of NVIDIA’s Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including NVIDIA’s internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of the disclosures in the financial statements.

     Our independent auditors are responsible for performing an independent audit of NVIDIA’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Their judgments as to the quality, and not just acceptability, of NVIDIA’s accounting principles and such other matters are required to be disclosed to the Audit Committee under generally accepted accounting standards. In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as well as the auditors’ independence from management and NVIDIA, including the matters in the written disclosures and the letter from the independent auditors received by the Audit Committee in accordance with the requirements of the Independence Standards Board Standard No. 1. The Audit Committee has also considered whether the provision of certain permitted tax-related and non-audit services by the independent auditors is compatible with the auditors’ independence.

     The staff of the Enforcement Division of the SEC informed NVIDIA in January 2002 that it had concerns relating to certain accounting matters and that the SEC along with the U.S. Attorney’s Office for the Northern District of California had authorized investigations into such matters. In accordance with the suggestion and advice of the SEC staff, NVIDIA launched a review of these matters with assistance from the law firm of Cooley Godward LLP and forensic auditors from the accounting firm of KPMG LLP. On April 29, 2002, NVIDIA announced that the Audit Committee had concluded its review and determined that it was appropriate to restate NVIDIA’s financial statements for fiscal 2000, 2001 and the first three quarters of fiscal 2002. The Audit Committee has worked and continues to cooperate with the SEC. After receiving a Wells notice indicating the SEC staff intended to recommend to the SEC that an enforcement action be initiated, NVIDIA reached an agreement in principle with the SEC staff in April 2003 that would resolve the SEC’s investigation of NVIDIA in matters related to the restatement. The agreement is subject to final approval of the SEC. Under the terms of the agreement in principle, NVIDIA, without admitting or denying liability or wrongdoing, would agree to an administrative cease and desist order prohibiting any future violations of certain non-fraud financial reporting, books and records, and internal control provisions of the federal securities laws. NVIDIA would not be required to pay any fines or penalties. The documentation of the agreement and the SEC’s review of the agreement may take several weeks or months to complete. Further, there can be no assurance that the agreement will be approved by the SEC.

     During fiscal 2003, NVIDIA established an internal audit department, which reports to the Audit Committee. NVIDIA’s internal audit department has retained Ernst & Young LLP to assist it in the performance of its duties.

1	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     Among other matters, the Audit Committee has approved the engagement of KPMG LLP, NVIDIA’s independent auditors, to perform certain permitted tax-related and other non-audit services for NVIDIA. However, the Audit Committee resolved that each such engagement must be approved in advance in writing by the Audit Committee or its appointed delegate, Mr. Miller. See proposal two regarding fees billed by KPMG LLP for services in fiscal 2003.

     During fiscal 2002 and 2003, the Audit Committee met with members of senior management to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process. At these meetings, NVIDIA officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal and disclosure controls and procedures and any fraud, whether or not material, involving management or other employees with a significant role in NVIDIA’s internal and disclosure controls.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 26, 2003 for filing with the SEC. The Audit Committee has also recommended, subject to stockholder ratification, the retention of KPMG LLP as NVIDIA’s independent auditors.

AUDIT COMMITTEE William J. Miller, Chairman A. Brooke Seawell Mark A. Stevens

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected KPMG LLP as our independent auditors for our fiscal year ending January 25, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since April 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither NVIDIA’s bylaws nor other governing documents or law requires stockholder ratification of the selection of KPMG LLP as our independent auditors. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of NVIDIA and our stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

FEES BILLED BY THE INDEPENDENT AUDITORS

     The following is a summary of fees billed by KPMG LLP for audit, tax and other professional services during the years ended January 26, 2003 and January 27, 2002:

	2003	2002

AUDIT FEES:
Audit Review and Preparation — Audit of consolidated
financial statements, review of interim financial statements and
assistance with SEC filings	$693,000	$544,000
Statutory Audits —Statutory audits of foreign subsidiaries	$53,000	$46,000
Restatement Services —Fees for the restatement of prior year
financial statements	$210,000	$412,000

Total Audit Fees	$956,000	$1,002,000

AUDIT-RELATED FEES:
Mergers and acquisitions activities, internal control reviews and consultation concerning financial accounting and
reporting standards	$47,000	$59,000

TAX FEES:
Tax Compliance —Preparation and review of income tax
returns	$141,000	$97,000
General Tax Advice, Tax Planning and Business Strategy
Consulting	$286,000	$454,000

Total Tax Fees	$427,000	$551,000

ALL OTHER FEES:
Forensic audit services relating to the restatement of prior year financial statements	$31,000	$2,049,000

TOTAL ALL FEES	$1,461,000	$3,661,000

     The Audit Committee has determined that the rendering of tax services and other professional services by KPMG LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the ownership of our common stock as of March 31, 2003 by:

  each director and nominee for director;

  each of the executive officers named in the Summary Compensation Table;

  all of our directors, nominees and executive officers as a group; and

  all those known by us to be beneficial owners of more than five percent of our common stock.

     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of common stock subject to options currently exercisable within 60 days of March 31, 2003. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentage of beneficial ownership is based on 159,036,369 shares of our common stock outstanding as of March 31, 2003. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o NVIDIA Corporation, 2701 San Tomas Expressway, Santa Clara, California 95050.

	Shares Issuable Pursuant to Options Exercisable Within 60 days of March 31, 2003	Shares Beneficially Owned (Including the Number of Shares Shown in the First Column)

Name and Address of Beneficial Owner		Number	Percent

Directors and Executive Officers
Jen-Hsun Huang (1)	2,369,000	11,427,322	7.1%
Marvin D. Burkett	—	3,000	*
Jeffrey D. Fisher (2)	226,591	559,870	*
Di Ma (3)	30,000	101,533	*
David M. Shannon	—	3,000	*
Daniel F. Vivoli	102,500	333,205	*
Tench Coxe (4)	370,000	1,153,836	*
James C. Gaither	345,000	395,000	*
Harvey C. Jones	300,000	1,275,304	*
William J. Miller	365,000	515,000	*
A. Brooke Seawell	500,000	500,000	*
Mark A. Stevens (5)	385,000	1,182,872	*
All directors, nominees and executive officers as a group
(12 persons) (6)	4,993,091	17,449,942	10.6%

5% Stockholders
AXA Financial, Inc. (7)
1290 Avenue of the Americas
New York, NY 10104	—	12,516,401	7.9%
FMR Corporation (8)
Edward C. Johnson 3d and Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109	—	19,600,851	12.3%

	Shares Issuable Pursuant to Options Exercisable Within 60 days of March 31, 2003	Shares Beneficially Owned (Including the Number of Shares Shown in the First Column)

Name and Address of Beneficial Owner		Number	Percent

Janus Capital Management (9)
100 Fillmore Street
Denver, CO 80206-4923	—	9,244,251	5.8%

*	Less than one percent
(1)	Includes 8,055,922 shares of common stock held by The Jen-Hsun and Lori Huang Unitrust Trust dated May 1, 1995, of which Mr. Huang and his wife are trustees, and 1,002,400 shares of common stock held by J. and L. Huang Investments, L.P., of which Mr. Huang and his wife are general partners.

(2)	Includes 255,279 shares of common stock held by the Fisher Family Trust, of which Mr. Fisher and his wife are trustees, and 78,000 shares held by Mr. Fisher and his wife, as custodian for their three minor children under the Uniform Gifts to Minors Act.

(3)	Includes 70,933 shares of common stock held by Mr. Ma and 600 shares held by Mr. Ma and his wife, as custodian for their two minor children under the Uniform Gifts to Minors Act.
(4)	Includes 82,104 shares of common stock held in a retirement trust over which Mr. Coxe exercises voting and investment power.
(5)	Includes an aggregate of 555,000 shares of common stock owned by entities affiliated with Sequoia Capital:
(a)  162,801 shares held by Sequoia Capital Franchise Fund; (b) 22,200 shares held by Sequoia Capital Franchise Partners; (c) 138,213 shares held by Sequoia Capital IX; (d) 21,274 shares held by Sequoia Capital Entrepreneurs Fund; (e) 25,514 shares held by Sequoia Capital IX Principals Fund; (f) 146,733 shares held by Sequoia Capital X; (g) 21,609 shares held by Sequoia Capital Technology Partners X; and (h) 16,656 shares held by Sequoia Capital X Principals Fund. Mr. Stevens, a director of NVIDIA, is a general partner of such funds, and therefore may be deemed to beneficially own the shares currently owned by such entities. Mr. Stevens disclaims beneficial ownership of the shares held by such entities, except to the extent of his pecuniary interest therein.

(6)	Includes shares described in footnotes one through five above.
(7)	Based solely on a Schedule 13G jointly filed on February 12, 2003 by AXA Financial, Inc., AXA Capital Management L.P, AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and The Equitable Life Assurance Society of the United States reporting ownership as of December 31, 2002.

(8)	Based solely on a Schedule 13G jointly filed on February 14, 2003 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson reporting ownership as of December 31, 2002.
(9)	Based solely on a Schedule 13G filed on February 14, 2003 by Janus Capital Management LLC reporting ownership as of December 31, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 26, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following late filing: Mr. Jen-Hsun Huang (one report covering one transaction involving a stock option grant to Mr. Huang).

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors do not receive any cash compensation for their services as members of the Board of Directors. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in attending Board and committee meetings in accordance with our policies.

     We grant stock options to our directors who are not employees of NVIDIA or our subsidiaries, a non-employee director, under the 1998 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan, and the 1998 Equity Incentive Plan, or the 1998 Plan. In July 2000, the Board of Directors amended the 1998 Plan, to incorporate the automatic grant provisions of the Directors’ Plan into the 1998 Plan. Only a non-employee director may receive stock option grants pursuant to the automatic grant provisions and such option grants are non-discretionary. The Directors’ Plan was amended by the Board of Directors in May 2002. The amendments made in May 2002, while intended to continue to provide incentives to our non-employee directors, took into account our growth since 1998 and the resulting increase in value of our common stock and therefore in each case reduced the number of shares granted to our non-employee directors. The terms of the Directors’ Plan, as amended, are described below.

   Initial Grants

     Under the amended Directors’ Plan, each non-employee director who is elected or appointed to the Company’s Board of Directors for the first time is automatically granted an option to purchase 75,000 shares, which vests quarterly over a three-year period.

   Annual Grants

     On August 1, 2002, each non-employee director was granted an option to purchase 75,000 shares, or the 2002 Grant. The 2002 Grants vest 33% on the first anniversary of the grant date, with the remaining 67% vesting quarterly over the second and third years after the date of grant. The 2002 Grants will be fully vested on the third anniversary of the date of grant, provided that the director has attended at least 75% of the meetings during the year following the date of the grant.

     On August 1, 2003 and on each August 1 thereafter, each non-employee director will be automatically granted an option to purchase 25,000 shares, or the Annual Grant. The Annual Grants will begin vesting on the second anniversary of the date of the grant and vest quarterly during the next year. The Annual Grants will be fully vested on the third anniversary of the date of the grant, provided that the director has attended at least 75% of the meetings during the year following the date of the grant.

     On August 1, 2002 and each August 1 of each year thereafter, each non-employee director who is a member of a committee of the Board of Directors was or will be granted an option to purchase 5,000 shares, or the Committee Grant. The Committee Grants vest in full on the first anniversary of the date of the grant, provided that the director has attended at least 75% of the meetings during the year following the date of the grant. Three members of our Board of Directors, Messrs. Coxe, Gaither and Jones, are members of more than one committee and they have elected to receive in fiscal year 2004 only a single grant for committee service.

     If a non-employee director fails to attend at least 75% of the regularly scheduled meetings during the year following the grant of an option, rather than vesting as described previously, the 2002 Grants and Committee Grants will vest annually over four years following the date of grant at the rate of 10% per year for the first three years and 70% for the fourth year, and the Annual Grants will vest 30% upon the three-year anniversary of the grant date and 70% for the fourth year, such that in each case the entire option will become fully vested on the four-year anniversary of the date of the grant. For the 2002 Grants, Annual Grants and Committee Grants, if the person has not been serving on the Board of Directors or committee since a prior year’s annual meeting, the number of shares granted will be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve in such capacity.

   General Provisions

     The exercise price for such options is equal to 100% of the fair market value on the date of grant. No option granted under such provisions may be exercised after the expiration of 10 years from the date it was granted. Such options generally are non-transferable except to family members, a family trust, a family partnership or a family limited liability company. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death. An optionee whose service relationship with NVIDIA or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant ceases for any reason, may exercise vested options for the term provided in the option agreement, 12 months generally, 18 months in the event of death.

     If we sell substantially all of our assets, or we are involved in any merger or any consolidation in which we are not the surviving corporation, or if there is any other change in control, all outstanding stock options either will be assumed or substituted for by any surviving entity. If the surviving entity does not assume or substitute for the stock options, the stock options will terminate if they are not exercised prior to any sale of assets, merger or consolidation.

     Grants to non-employee directors are made from either the Directors’ Plan or the 1998 Plan pursuant to their provisions. As of March 31, 2003, options to purchase 990,000 shares of common stock were outstanding and no shares remained available for future grant under the Directors’ Plan. As of March 31, 2003, options covering 210,000 shares had been exercised under the Directors’ Plan. Unless terminated sooner, the Directors’ Plan will terminate in February 2008. As of March 31, 2003, options to purchase 1,755,000 shares of common stock were outstanding pursuant to grants made to non-employee directors under the 1998 Plan. Future grants to non-employee directors will be made from shares available under our 1998 Plan unless shares are otherwise available under the Directors’ Plan. Unless sooner terminated, the 1998 Plan will also terminate in February 2008.

     During fiscal 2003, we granted options covering 80,000 shares to each non-employee director at an exercise price per share of $11.07. The exercise price of each option was equal to the closing price of our common stock as reported on the Nasdaq National Market for the last market trading day prior to the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table presents summary information for the fiscal years ended January 28, 2001, January 27, 2002 and January 26, 2003, concerning the compensation earned by our Chief Executive Officer and four executive officers at January 26, 2003, who earned greater than $100,000 during fiscal 2003. These individuals in the table below are referred to as the Named Executive Officers.

					Long Term Compensation Awards
		Annual Compensation
	Fiscal Year				Securities Underlying Options
Name and Principal Position		Salary		Bonus $

Jen-Hsun Huang	2003	$400,000		$—	250,000
President and Chief Executive Officer	2002	400,000		400,000	500,000
	2001	400,000		400,000	1,600,000
Marvin D. Burkett (2)	2003	137,769		124,500	400,000
Chief Financial Officer	2002	—		—	—
	2001	—		—	—
Jeffrey D. Fisher	2003	300,875		—	40,000
Executive Vice President, Worldwide Sales	2002	302,308		237,500	70,000
	2001	399,558	(1)	42,083	160,000
David M. Shannon (3)	2003	128,989		350,000	250,000
Vice President and General Counsel	2002	—		—	—
	2001	—		—	—
Daniel F. Vivoli	2003	242,518		—	40,000
Executive Vice President, Marketing	2002	240,660		126,000	120,000
	2001	187,962		70,000	160,000

(1)	Includes sales commission of $299,558 in fiscal year 2001.
(2)	Mr. Burkett joined NVIDIA as Chief Financial Officer in September 2002.
(3)	Mr. Shannon joined NVIDIA as Vice President and General Counsel in July 2002.

STOCK OPTION GRANTS AND EXERCISES

OPTION GRANTS IN FISCAL 2003

     We grant options to our executive officers under our 1998 Equity Incentive Plan, or the 1998 Plan. As of March 31, 2003, options to purchase a total of 26,637,846 shares were outstanding under the 1998 Plan and options to purchase 20,665,594 shares remained available for grant under the 1998 Plan. The following table presents each stock option grant during fiscal 2003 to each of the individuals listed in the Summary Compensation Table. The exercise price of each option was equal to the closing price of our common stock as reported on the Nasdaq Stock Market for the last market trading day prior to the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

     The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

  multiplying the number of shares of common stock subject to a given option by the exercise price per share;

  assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the option; and

  subtracting from that result the aggregate option exercise price.

     The shares listed in the following table under “Number of Securities Underlying Options Granted” are subject to vesting. The options granted to Messrs. Burkett and Shannon shall vest as to 25% of the shares on the one-year anniversary of their date of employment, respectively, and 6.25% vesting each quarter thereafter for the remaining three years. The option granted to Mr. Huang has a ten-year term and vests over a two-year period beginning on May 15, 2006 at a rate of 5% per quarter for the first year and 20% per quarter for the second year. Messrs. Fisher and Vivoli participated in our Stock Option Exchange Program that ended on October 25, 2002, pursuant to which the options indicated below were tendered and in exchange, each of Messrs. Fisher and Vivoli received 8,021 shares of common stock. Each option has a ten-year term, subject to earlier termination if the optionee’s service with us ceases. Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable.

     Percentages shown under “Percent of Total Options Granted to Employees in Fiscal Year” are based on an aggregate of 8,042,650 options granted to our employees under all equity incentive plans during the fiscal year ended January 26, 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Name					5%	10%

Jen-Hsun Huang	250,000	3.11%	$37.17	05/14/12	$5,844,003	$14,809,852
Marvin D. Burkett	400,000	4.97%	$9.48	09/03/12	$2,384,768	$6,043,471
Jeffrey D. Fisher	40,000	0.50%	$34.81	04/30/12	$875,673	$2,219,127
David M. Shannon	250,000	3.11%	$11.07	07/31/12	$1,740,466	$4,410,682
Daniel F. Vivoli	40,000	0.50%	$34.81	04/30/12	$875,673	$2,219,127

AGGREGATED OPTION EXERCISES IN FISCAL 2003, AND OPTION VALUES AT JANUARY 26, 2003

     The following table presents the aggregate option exercises during the fiscal year ended January 26, 2003, as well as the number and value of securities underlying unexercised options that are held by, each of the individuals listed in the Summary Compensation Table as of January 26, 2003.

     Amounts shown under the column “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at January 26, 2003” are based on a price of $10.17 per share, which was the last reported sale price of our common stock on the Nasdaq National Market on January 24, 2003, the last trading day of fiscal year 2003, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

			Number of Securities Underlying Unexercised Options at January 26, 2003		Value of Unexercised In-the-Money Options at January 26, 2003
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Jen-Hsun Huang	0	$0	2,209,000	1,470,000	$13,152,988	$651,060
Marvin D. Burkett	0	$0	0	400,000	$0	$276,000
Jeffrey D. Fisher	10,000	$143,900	188,193	179,227	$1,072,422	$843,117
David M. Shannon	0	$0	0	250,000	$0	$0
Daniel F. Vivoli	0	$0	85,002	95,626	$128,850	$128,850

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

     We have entered into an employment agreement with David M. Shannon, our Vice President and General Counsel, dated July 12, 2002. Under the terms of the agreement, Mr. Shannon received a sign-on bonus of $50,000 and an annual salary of $250,000. If Mr. Shannon resigns or is terminated with cause prior to the one-year anniversary of his employment, he is obligated to return the sign-on bonus. In addition, pursuant to the employment agreement, as Mr. Shannon satisfactorily performed his duties on a full-time basis during the first six-months of his employment he was paid a $300,000 bonus in February 2003. Mr. Shannon is also entitled to accelerated vesting of one year of equivalent vesting under his stock option for 250,000 shares if he is involuntarily terminated within twelve months of his hire date as a direct result of a merger, consolidation, acquisition or sale of assets of NVIDIA.

     We have entered into an employment agreement with Marvin D. Burkett, our Chief Financial Officer, dated August 12, 2002. Under the terms of the agreement, Mr. Burkett is entitled to an annual salary of $300,000 and a $150,000 bonus on the six month anniversary of his hire date if he satisfactorily performs his duties on a full-time basis during that entire six month period. Mr. Burkett was paid this bonus in February 2003. Mr. Burkett is also entitled to a second $150,000 bonus payable on the first anniversary of his hire date if he continues to satisfactorily perform his duties on a full-time basis through the one-year anniversary of his hiring. Mr. Burkett is also entitled to accelerated vesting of one year of equivalent vesting under his stock option for 400,000 shares if he is involuntarily terminated within twelve months of his hire date as direct result of a merger, consolidation, acquisition or sale of assets of NVIDIA.

CHANGE OF CONTROL AGREEMENTS

   1998 Equity Incentive Plan

     If we sell substantially all of our assets, or we are involved in any merger or any consolidation in which we are not the surviving corporation, or if there is any other change in control, all outstanding awards under the 1998 Equity Incentive Plan either will be assumed or substituted for by any surviving entity. If the surviving entity does not assume or substitute for the awards, the awards will terminate if they are not exercised prior to any sale of assets, merger or consolidation.

EQUITY COMPENSATION PLAN INFORMATION

     The number of shares issuable upon exercise of outstanding stock options, the weighted-average exercise price of the outstanding options, and the number of stock options remaining for future issuance for each of our equity compensation plans as of January 26, 2003 are summarized as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance (c)

Equity compensation plans
approved by security
holders (1)	27,449,791	$11.15	(3)	34,842,201
Equity compensation plans
not approved by security
holders (2)	8,185,913	$18.92	(3)	10,720,060

Total	35,635,704	$12.93		45,562,261

(1)	This row includes our 1998 Equity Incentive Plan, 1998 Non-Employee Director Stock Option Plan and 1998 Employee Stock Purchase Plan.
(2)	This row includes our 2000 Nonstatutory Equity Incentive Plan and options granted to two consultants before our initial public offering in January 1999.
(3)	Represents the weighted average exercise price of outstanding stock options only.

2000 Nonstatutory Equity Incentive Plan

      The 2000 Nonstatutory Equity Incentive Plan, or the 2000 Plan, provides for the grant of nonstatutory stock options to employees and directors of and consultants to NVIDIA or affiliates of NVIDIA. As of March 31, 2003, under the 2000 Plan there were 21,939,202 shares of common stock authorized for issuance, of which 8,115,070 shares are subject to outstanding stock option grants and 10,765,903 shares are available for future grant and issuance. Under the terms of the 2000 Plan, the number of available shares may increase in the future as a result of cancellations or expirations of granted options or the repurchase of unvested restricted stock and stock bonuses. We issued 1,376,359 shares of common stock under the 2000 Plan in connection with the Stock Option Exchange Program described on page 20. The 2000 Plan will expire upon the earlier of its termination by our Board or when there are no more shares available for issuance under the 2000 Plan. The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by our Board or a committee appointed by our Board, and are set forth in each optionee’ option agreement. The term of the nonstatutory stock options granted under the 2000 Plan has been 10 years. Generally, stock options vest and become exercisable each quarter over a four-year period from the date of grant, except that initial options grants vest as to 25% of the shares on the one-year anniversary of the date of grant and the remaining 75% of the option shares shall vest and become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. In the future, stock options may have the same or different vesting terms as determined by our Board (or a committee appointed by our Board). The terms of stock bonuses and the rights to purchase restricted stock are set by our Board or a committee appointed by our Board. Generally, an option terminates three months after the optionee’ service to NVIDIA terminates. If the termination is due to the optionee’ disability, the exercise period generally is extended to 12 months. If the termination is due to the optionee’s death or if the optionee dies within three months after his or her service terminates, the exercise period generally is extended to 18 months following death. Upon a change in control of NVIDIA, the surviving entity will either assume or substitute outstanding awards under the 2000 Plan, or, in the event the surviving entity refuses to assume or substitute outstanding awards, the vesting and exercisability of such stock awards will accelerate in full.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2

INTRODUCTION

     Our executive compensation policies and practices are established and administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of three non-employee directors: Messrs. Jones (Chairman), Coxe and Gaither. The Compensation Committee’s determinations regarding compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

PHILOSOPHY

     The goals of our compensation program are: (1) to align the financial interests of the executive officers and other key employees with those of the stockholders; and (2) to provide a means for NVIDIA to attract, retain and reward high-quality executives who contribute to our long-term success.

  Our philosophy regarding base salaries for executives is conservative, with the goal of maintaining base salaries at approximately the industry median for comparable companies.

  We maintain annual incentive bonus opportunities that are intended to motivate executives to achieve specific operating and strategic objectives. The combination of base and incentive bonus is targeted to bring total compensation to competitive levels.

  We provide significant equity-based incentives for executives and other key employees to ensure they are motivated over the long-term to increase stockholder value and to contribute to our long-term growth.

COMPENSATION PLANS

     Our executive compensation comprises three elements, each of which is intended to support the overall compensation philosophy.

     Base Salary.   We recognize the importance of maintaining compensation levels competitive with semiconductor and other leading technology companies with which we compete for talent. Base salary is targeted at the median level for companies in similar businesses and with similar characteristics such as sales volume, capitalization and financial performance. We review with the Chief Executive Officer an annual salary plan for our executive officers, other than the Chief Executive Officer. The salary plan is modified as we deem appropriate upon our approval. The annual salary plan is developed based on an annual review of executive salaries at semiconductor and other comparable technology companies, including the Radford Survey. Such annual plan also takes into account past performance and expected future contributions of the individual executive.

     Bonus.   We introduced a semi-annual incentive bonus plan in the second half of fiscal 2000, which provides bonus compensation to executives, based on achievement of specific financial performance targets. As of this fiscal year, we have moved to an annual incentive bonus plan. The plan is funded based on achieving a minimum threshold in operating margin and is distributed based on individual performance objectives.

     Long-Term Incentives.   Long-term incentives have been in the form of stock options. We believe that equity-based compensation closely aligns the interests of executive officers with your interests as stockholders by providing an incentive to manage NVIDIA with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock options are granted under the 1998 Equity Incentive Plan. Stock options are granted at not less than fair market value.

2	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The size of the option grant is determined based on competitive practices in the technology industry and our philosophy of significantly linking executive compensation with stockholder interests. Stock options generally vest in a series of installments over a four-year period, contingent upon the executives continued employment at NVIDIA. Subsequent grants are based on a number of factors, including individual performance, job level, expected future performance and the competitive environment. Options granted prior to fiscal year 2004 have a ten-year term. For fiscal 2004, the Compensation Committee determined that the terms of options granted beginning in May of this fiscal year shall have terms that are generally six years from the date of grant. The Compensation Committee will revisit this determination as circumstances require. In no event would the term of an option grant be longer than ten years from the date of grant.

     Executive officers are also generally eligible to participate in NVIDIA’s 1998 Employee Stock Purchase Plan. Participation levels in such plan are at the discretion of each executive. However, as a result of applicable laws regarding stock ownership, Mr. Huang is not eligible to participate in this plan.

     In fiscal 2003, we determined that each of the executive officers should receive option grants. Out of a total of 8,042,650 options granted to employees under the 1998 Equity Incentive Plan and 2000 Nonstatutory Equity Incentive Plan in fiscal 2003, executive officers received grants for 1,020,000 shares, or approximately 12.7% of the total options granted to employees under such plans. This includes the grants to Messrs. Burkett and Shannon, who received their initial option grants in fiscal 2003.

STOCK OPTION EXCHANGE PROGRAM

     In fiscal 2003, we completed a tender offer to our employees (except Messrs. Huang and Burkett) to exchange certain stock options, whether vested or unvested, with exercise prices equal to or greater than $27.00 per share, or the Option Exchange. The Option Exchange was implemented in order to improve employee morale by realigning the cash and equity components of our compensation programs, eliminate significantly out-of the money options and reduce the number of outstanding stock options relative to the number of shares outstanding, or “option overhang,” thereby reducing future potential dilution to existing stockholders.

     Out of a total of 20,597,764 shares eligible to participate in this Option Exchange, eligible executive officers exchanged a total of 676,346 eligible options for 135,629 shares of Common Stock. This represents approximately 3.3% of the eligible options. Approximately 91% of the eligible options were exchanged by employees in the exchange offer. The shares of common stock were issued pursuant to our 1998 Equity Incentive Plan or the 2000 Nonstatutory Equity Incentive Plan, as applicable, based on the plan under which each eligible option had been issued.

     The following table details the stock options tendered by each Named Executive Officer and the consideration paid to such officer during 2002 for the tendered options:

Officer Name	Exchange Date	Number of Securities Underlying Stock Options Exchanged	Market Price of Common Stock at Time of Exchange	Exercise Price of Stock Options Exchanged	Remaining Contractual Life of Stock Options Exchanged (in Years)	Total Consideration Received(1)	Shares of Common Stock Received in Exchange for Stock Options(2)

Jen-Hsun Huang	—	—	—	—	—	—	—
Marvin D. Burkett	—	—	—	—	—	—	—
Jeffrey D. Fisher	October 25, 2002	40,000	$10.46	$34.81	9.5	$128,000	8,021
David M. Shannon	—	—	—	—	—	—	—
Daniel F. Vivoli	October 25, 2002	40,000	$10.46	$34.81	9.5	$128,000	8,021

(1)	Named Executive Officers who participated in the Option Exchange received, in exchange for the repurchase of the tendered stock options, a fixed amount of consideration equal to the number of shares underlying such tendered stock option multiplied by $3.20.

(2)	In accordance with the terms of the Option Exchange, each participating Named Executive Officer received shares of our common stock in payment for the tendered stock options. The number of fully vested, non-forfeitable shares of our common stock issued was determined by dividing the total consideration (less the amount of applicable tax withholdings) by the closing price of our common stock on October 24, 2002, of $10.46 per share. We withheld $44,099.20 of applicable taxes for each of Messrs. Fisher and Vivoli.

     While the shares of common stock issued to the Named Executive Officers are fully vested and non-forfeitable, a portion of the shares of common stock are subject to a “holding period,” as determined in accordance with the Option Exchange. The Named Executive Officers are prohibited from selling, transferring, making a short sale, granting any option to purchase or entering into any hedging transaction with the same economic effect as the sale of such shares during the holding period. Of the 8,021 shares issued to each of Messrs. Fisher and Vivoli, 1,901 shares were freely tradable on October 25, 2002 and 3,060 shares will be released on April 25, 2003 and October 25, 2003, respectively.

     We believe the programs described above provide compensation that is competitive with comparable technology companies, that they link the interests of our executives together with yours as stockholders, and that they provide the basis for us to attract and retain qualified executives. We will continue to monitor the relationship among executive compensation, NVIDIA’s performance and stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

     A process similar to that discussed above for executive officers is used to determine compensation for Jen-Hsun Huang, our President and Chief Executive Officer. Following our review of compensation paid to Chief Executive Officers of other comparable technology companies, we maintained Mr. Huang’s base salary for fiscal 2003 at $400,000. Mr. Huang’s fiscal 2003 bonus target was increased to $800,000, and its delivery was conditioned on achieving key financial and other strategic objectives. In fiscal 2003, Mr. Huang was also granted an option to acquire 250,000 shares of common stock on May 14, 2002 at an exercise price of $37.17, which was the fair market value of the stock as of the date of grant. This option has a ten-year term and vests over a two-year period beginning on May 15, 2006 at a rate of 5% per quarter for the first year and 20% per quarter for the second year. Following the completion of fiscal 2003, we determined that Mr. Huang had not achieved his objectives and he did not receive a bonus.

     For fiscal 2004, the Compensation Committee determined to leave Mr. Huang’s base salary and annual bonus target at $400,000 and $800,000, respectively. The bonus, if any, that Mr. Huang will be paid for his fiscal 2004 performance will continue to be based on achieving key financial and strategic objectives as determined by the Compensation Committee. In fiscal 2004, Mr. Huang was granted an option to acquire 200,000 shares of common stock at an exercise price of $13.41, which was the fair market value of the common stock as of the date of grant. This option vests over a one-year period beginning on May 15, 2007 at a rate of 25% per quarter and has a seven-year term, which is consistent with the Committee’s decision in fiscal 2004 to have the term of the option grants be set at less than ten years. The fiscal 2003 and 2004 grants are intended to continue to maintain the overall competitiveness of the Mr. Huang’s compensation package and strengthen the alignment of Mr. Huang’s interests with those of our stockholders during this critical phase of NVIDIA’s development by continuing to provide long-term stock incentive compensation.

     We intend to continue to monitor Mr. Huang’s compensation level in light of his performance and the compensation levels of executives at comparable companies.

COMPENSATION COMMITTEE Harvey C. Jones, Chairman Tench Coxe James C. Gaither

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended January 26, 2003, the Compensation Committee consisted of Messrs. Coxe, Gaither and Jones. No member of the Compensation Committee is an officer or employee of NVIDIA, and none of our executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee. Each of our directors or their affiliated entities, other than Mr. Seawell, has purchased and holds NVIDIA securities.

PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows a comparison, since January 22, 1999, the day our Common Stock began trading on the Nasdaq Stock Market, of cumulative total return for NVIDIA common stock, the Standard & Poor’s 500 Index, the Standard & Poor’s 500 Semiconductor Index and the JP Morgan H&Q Technology Index. Total return is based on historical results and is not intended to indicate future performance.

COMPARISON OF FOUR-YEAR CUMULATIVE TOTAL RETURN*
AMONG NVIDIA CORPORATION, THE S & P 500 INDEX,
THE JP MORGAN H & Q TECHNOLOGY INDEX
AND THE S & P 500 SEMICONDUCTOR INDEX

* $100 invested on 1/22/99 in NVIDIA common stock or on 12/31/98 in each of the Standard & Poor’s 500 Index, the Standard & Poor’s 500 Semiconductor Index, and the JP Morgan H&Q Technology Index. Total return assumes reinvestment of dividends in each of the indices indicated; we have never paid dividends on our common stock.

In previous years, we have compared the performance of our common stock in the graph above against the JP Morgan H&Q Technology Index; however, due to the discontinuance of that index in April 2002, this year we have selected Standard & Poor’s 500 Semiconductor Index as our new published industry index. For comparison purposes, we have included the data for the JP Morgan H&Q Technology Index, through the date it was discontinued.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

     This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

     We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of NVIDIA, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. Pursuant to our existing indemnity agreements, we are indemnifying our officers and directors in connection with actions brought by third parties related to matters underlying the restatement of our financial statements for the first three quarters of fiscal 2002 and for fiscal years 2001 and 2000, including a former officer. We also intend to execute these agreements with our future officers and directors.

     James C. Gaither, one of our directors and a member of our Compensation Committee, is Senior Counsel to Cooley Godward LLP, which has provided legal services to us since our inception.

      See the section above entitled “Employment and Change of Control Agreements” for a description of our employment agreements with David M. Shannon, our Vice President and General Counsel, and Marvin D. Burkett, our Chief Financial Officer, and the terms of our 1998 Equity Incentive Plan related to a change of control of NVIDIA.

HOUSEHOLDING OF PROXY MATERIALS FOR BENEFICIAL HOLDERS

     In December 2000, the SEC adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     If you currently receive multiple copies of our proxy statement and Annual Report on Form 10-K at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

ELECTRONIC DELIVERY OF FUTURE COMMUNICATIONS

     We are encouraging all of our stockholders, both beneficial and of record, to receive future financial communications via the Internet, including our Annual Report on Form 10-K, proxy statement and other documents relating to our future annual meeting of stockholders. Receiving these financial communications electronically will assist us in controlling the costs relating to the printing and distribution of these materials. If you are a holder of record, you may elect to receive future financial communications over the Internet by following the instructions included on your proxy card and if you are a beneficial holder, by following the instructions provided in the Voting Instruction Form included with this proxy statement.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Eric C. Jensen Secretary

May 20, 2003

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 26, 2003 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, NVIDIA CORPORATION, 2701 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA 95050.

Appendix A

NVIDIA CORPORATION
Charter of the Audit Committee of the Board of Directors
Adopted May 2000
Amended May 2001
Amended April 2002
Amended and Restated April 13, 2003

I.    PURPOSE

     The Audit Committee (the “Audit Committee”) is appointed by the Board of Directors (the “Board”) of NVIDIA Corporation, a Delaware corporation (the “Company”), to act on behalf of the Company’s Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”).

     The policy of the Audit Committee in discharging these obligations shall be to maintain and foster an open avenue of communication between the Audit Committee, internal auditors and the Auditors and the Company’s financial management. The Committee shall also provide oversight in connection with legal and ethical compliance programs as established by financial management and the Board. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

II.    COMPOSITION AND MEETINGS

     A. Composition. Audit Committee members shall meet the independence and experience requirements of the Nasdaq National Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required by Nasdaq. The Audit Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with applicable Nasdaq requirements. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Chairman of the Audit Committee shall have accounting or related financial management expertise, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent mandated by the requirements of Nasdaq, at least one member of the Committee shall be a “financial expert” within the meaning of such requirements. Audit Committee members shall be appointed by the Board.

     B. Meetings. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with management, the Auditors, the Director of Internal Audit or other members of the Company’s Internal Audit Department (the “internal auditors”) and as a Committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the Auditors quarterly to review the Company’s financial statements and significant findings based upon the Auditors’ limited review procedures.

     C. Minutes and Reports. Minutes of each meeting of the Audit Committee shall be kept and distributed to each member of the Audit Committee, members of the Board who are not members of the Audit Committee and the Secretary of the Company. The Chairperson of the Audit Committee shall report to the Board from time to time, or whenever so requested by the Board.

III.   AUTHORITY

     The operation of the Audit Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the Auditors, the Company’s legal counsel, as well as any officer or employee of the organization. The Audit Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or internal auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

IV.   RESPONSIBILITIES AND DUTIES

     The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including direct oversight of the Auditors) on behalf of the Board and to report the results of these activities to the Board. The Audit Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Audit Committee’s purpose and policy, the Audit Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may supplement or deviate from these activities as appropriate under the circumstances:

REVIEW PROCEDURES

1.	Review and assess the adequacy of this Charter at least annually in accordance with Nasdaq regulations. Submit the Charter or any recommendations of proposed changes to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

2.	Review, upon completion of the annual audit, the financial statements to be included in the Company’s Annual Report on Form 10-K and any internal controls report. Review should include oversight of the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), the nature of significant risks and exposures, any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

3.	In consultation with the management, the internal auditors and the Auditors, review Company’s guidelines and policies with respect to risk assessment, risk management and internal financial and disclosure controls.

4.	Review with management, the internal auditors and the Auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.
5.	Discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements and earnings press releases, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61 or other applicable standards. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

6.	Review periodically, either individually or as a Committee and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

7.	Review with management, the internal auditors and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives, any off-balance sheet structures and any other significant reporting issues and judgments.

INDEPENDENT AND INTERNAL AUDITORS

8.	The Auditors are ultimately accountable to the Audit Committee and Board as representatives of the Company’s stockholders. The Audit Committee shall review the independence and performance of the Auditors and annually select the Auditors or approve any discharge of Auditors when circumstances warrant.

9.	Review and determine the engagement of the Auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.
10.	Review and approve the retention of Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that to the extent provided by law all approvals of non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

11.	Monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

12.	On an annual basis, receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1 (including ensuring receipt from the Auditor of a formal written statement delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard 1), consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

13.	Review the audit plans of the internal auditors, discuss scope, staffing, compensation, locations, reliance upon management and general audit approach and any significant reports prepared by the internal auditing department as well as management’s responses, approve the hiring and dismissal of the Director of Internal Audit, approve and review periodically the Internal Audit Department’s Charter to ensure that the function has guidelines that allow it to operate effectively, and ensure that the Director of Internal Audit (and those reporting to the Director of Internal Audit on internal audit matters) has access to the Company’s records as necessary to permit the function to operate effectively.

14.	Consider the Auditors’ judgments about the quality and appropriateness of the Company’s staffing and accounting principles as applied in its financial reporting.
15.	Recommend to the Board guidelines for the Company’s hiring of employees of the Auditors who were engaged on the Company’s account.
16.	Review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.
17.	Consider and review with management, the internal auditors and Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

18.	To review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.

19.	Confer with the senior management of the Company regarding any deficiencies of internal accounting and financial reporting and disclosure controls.
20.	Meet periodically in separate sessions with the Auditors and senior management to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Audit Committee; periodically, to meet privately with the Director of Internal Audit.

LEGAL COMPLIANCE

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters as required by applicable law and as deemed appropriate.

22.	Investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate. The Chair of the Audit Committee may represent the entire Audit Committee in making such determination.

OTHER RESPONSIBILITIES

23.	Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report is to be included in the Company’s proxy statement.
24.	Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.
25.	Report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

26.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.
27.	Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

MANAGEMENT RESPONSIBILITIES

     It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

NVIDIA CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 10, 2003

     The undersigned hereby appoints Jen-Hsun Huang and Marvin D. Burkett and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of NVIDIA Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of NVIDIA Corporation to be held at the Company’s executive office at 2701 San Tomas Expressway, Santa Clara, California 95050 on Thursday, July 10, 2003 at 2:00 p.m., local time (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 and “FOR” PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	|_|

PROPOSAL 1:	To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.		PROPOSAL 2:	To ratify the selection of KPMG LLP as NVIDIA’s independent auditors for the fiscal year ending January 25, 2004.	FOR |_|	AGAINST |_|	ABSTAIN |_|
	NOMINEES:	01 Tench Coxe, 02 Mark A. Stevens
To transact such other business as may properly come before the meeting, or any adjournments, continuations or postponements thereof.
FOR all nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above
|_|	|_|	ELECTRONIC DELIVERY: Please disregard if you have previously provided your consent.
		By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company will no longer be required to distribute to me printed materials relating to any future stockholder meeting until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660, and that costs associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will not be reimbursed by the Company.	AGREE |_|
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE SUCH NOMINEE’S NAME BELOW:

Mark box if you plan to attend the meeting	|_|

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Signature _________________________________ Signature ________________________Date____________
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/nvda		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.